UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  May 12, 2008

DYNAMICS RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Commission file number 000-02479

MASSACHUSETTS	04-2211809
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

60 FRONTAGE ROAD, ANDOVER, MASSACHUSETTS 01810-5498
(Address of principal executive offices) (Zip Code)

978-289-1500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 12, 2008, Dynamics Research Corporation (the "Company") entered into an amendment to its credit facility to exclude the provision for litigation recorded in the first quarter of 2008 from the net profit covenant test for the remainder of 2008.  The amended credit facility also provided a one-time waiver for non-compliance with the net profit covenant test for the period ended March 31, 2008.  The credit facility was previously described in Item 2.03 of the Company's Current Report on Form 8-K filed on October 4, 2006.

The above summary of the amendment to the Company's credit facility is qualified in its entirety to the full text of the amendment, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits

Number

10.1
First Amendment to Third Amended and Restated Loan Agreement by and among Dynamics Research Corporation, DRC International Corporation, and H.J. Ford Associates, Inc. and Brown Brothers Harriman & Co., TD Banknorth, N.A. and Bank of America, N.A..

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMICS RESEARCH CORPORATION
(Registrant)

Date: May 14, 2008	/s/ David Keleher
Senior Vice President, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit Number	Exhibit Name	Location

10.1
First Amendment to Third Amended and Restated Loan Agreement by and among Dynamics Research Corporation, DRC International Corporation, and H.J. Ford Associates, Inc. and Brown Brothers Harriman & Co., TD Banknorth, N.A. and Bank of America, N.A..
Filed herewith